EXHIBIT 10.27

                            DISTRIBUTION AGREEMENT
             REALITY INTERACTIVE AND LASERMEDIA (DEUTSCHLAND) GMBH

________________________________________________________________________________


THIS AGREEMENT is  made on October 9, 1996

BETWEEN Reality Interactive, Inc. a public company, incorporated in Minnesota and having its registered office at 11200 West 78th Street, Suite 300, Eden Prairie MN USA55344 and whose principal place of business is at 11200 West 78th Street, Suite 300, Eden Prairie MN USA55344 (the "Company"), which expression where the context so requires shall include its successors and assigns,

AND LaserMedia (Deutschland) GMBH, a public company registered in Germany and having its registered office at Max-Planck-Strasse 39A, D-50858 Koln, Germany and whose principal place of business is at Max-Planck-Strasse 39A, D-50858 Koln, Germany (the "Distributor"),

WHEREBY IT IS AGREED as follows:

1   APPOINTMENT

    The Company hereby appoints the Distributor (and the Distributor hereby accepts the appointment) as its exclusive distributor in the territory described in Schedule A hereto (the "Territory") for the promotion, marketing and distribution of the products more particularly described in Schedule B-1 hereto (the "Products"). Distributor shall have the right to name and license resellers to distribute the Products as long as Distributor and such reseller execute a distribution agreement in substantially the same form as this Agreement.

    If Distributor meets the revenue targets more particularly described in Schedule G hereto (the Distributor Discount Schedule), Distributor can maintain its exclusive appointment beyond calendar year 1997. If such revenue targets are not met by Distributor then the appointment beyond calendar year 1997 shall convert to a nonexclusive appointment subject to termination in accordance with Clauses 2, 7 or 11.

    Localization issues shall be covered in Schedule B-2.

2   PERIOD

    Subject to the terms and conditions of the Agreement, this Agreement shall
    continue in force until December 31, 1997   from the Effective Date of this
    Agreement but subject to earlier termination in accordance with Clause 7 or Clause 11.

    This Agreement shall automatically continue after the end of the said initial period for successive annual terms provided the parties agree to an annual revision of the Business Plan attached as Schedule C on or before December 31 preceding the renewal term, unless terminated by either party by giving to the other not less than six months prior notice to expire at the end of the said initial period or prior to the expiration of any subsequent annual renewal term.

3   DISTRIBUTOR'S OBLIGATIONS

    The Distributor agrees with the Company:

    (a) To use its reasonable endeavours to promote, market and distribute the Products in the Territory as part of the Distributor's range of interactive multimedia products as more particularly described in the Business Plan attached as Schedule C:

         (i) To devote sufficient time, energy and expertise to market, supply, deliver, install, set-up, commission, instruct customers in the use of, provide contractual field support, warranties and help-line facilities for the Products;

         (ii) To permit an audit of all records relating to revenues and collections derived from the sale of Products;

         (iii)Not to undertake representation of any software system which may be competitive to or dilute efforts in the marketing etc of the Products.

    (b) To give the Company, upon the signing of this Agreement and calendar monthly thereafter during the term of this Agreement, (1) a written but non-binding forecast outlining the quantities of Products that the Distributor proposes to sell during the next calendar month in the format attached as Schedule D-1; (2) a written but non-binding forecast outlining the quantities of Products that the Distributor proposes to sell during the next 6 months in the format attached as Schedule D-2; and (3) a written marketing report outlining Distributor's activities in the preceding month and proposed activities for the subsequent month as well as other relevant marketing information in the format attached as Schedule D-3. .

    (c) To supply the Products at prices agreed with the Company, and to pay a royalty based on a percentage of sales revenues received by the Distributor as detailed in the Business Plan attached as Schedule C.

    (d) For those Products localized into German, to be responsible for the creation of the German packaging and to be responsible for the manufacturing of the Products into final end user form; provided, however, that German versions will not be sold to end users (except for beta release purposes) until Company has been sent a full copy of the German version for review and has had a chance to review such German version. Company will review the German version within 7 business days of its receipt

    (e) Not in any manner to pledge the credit of the Company or to receive any money on behalf of the Company and not to make any warranty or other representation regarding the Products other than as authorised by the Company in writing from time to time.

    (f) Upon the termination of this Agreement for any reason to return to the Company and at the cost of the Distributor all materials supplied to the Distributor by the Company relating to the Products including all magnetic and optical materials embodying or containing the Products, and all documentation forming part of or relating to or concerning the Products, except that the Distributor shall be able to retail stocks of Products then held or on order together with related documentation.

    (g) Not to modify, amend or in any other way interfere with the Products or any names, notices or copyright marks which may appear therein except as may be required to correct errors which may appear in the textual material associated with or forming a part of the Products from time to time, and in the event such an alteration is made to notify the Company of the alteration promptly.

    (h) To co-operate with the Company or its nominees in the instruction and training of the employees of the Distributor in connection with (i) the procedures necessary to enable them to comply with the requirements of this Agreement, and (ii) the operation and use of the Products. Distributor shall be required, at its own expense, to have a person responsible for customer support attend training on Company's Products for the purposes of performing customer support. What constitutes "training" for this Clause shall be agreed to between the parties.

    (i) Not without written authority from the Company to copy or reproduce the Products or any part thereof and upon the termination of this Agreement to return to the Company and at cost of the Company all brochures, pamphlets and materials supplied to the Distributor by the Company relating to the Products.

    (j) Not to modify, amend or in any other way interfere with the Products or any names, notices or copyright marks which may appear thereon except as may be required to correct errors which may appear in the textual material associated with or forming a part of the Products from time to time, and in the event such alteration is made to notify the Company of the alteration promptly.

    (k) To supply the Company with reseller and customer information as reasonably requested by the Company including a complete list of registered customers with all essential contact information.

    (l) To be responsible for and obtain any license, permits or other such legal or regulatory requirements for importing the Products into the Territory.

4   COMPANY'S OBLIGATIONS

    The Company agrees with the Distributor:

    (a) To supply the Distributor with such information, know-how and technical data concerned with the Products as is reasonably necessary or appropriate, in the opinion of the Company, to the Distributor's activities in supplying the Products in the Territory and which shall come into the Company's possession or control and which the Company is free to disclose.

    (b) In the Company's sole discretion, to make its sales and technical support personnel (or those of its nominees) available to the Distributor by telephone or otherwise.

    (c) To give serious consideration to any modifications to the Products suggested by the Distributor without being under any obligation to incorporate any such modifications into the Products.

    (d) To supply the Distributor with examples in English of publicity materials, catalogues and price lists available to the Company from time to time as the Distributor shall reasonably require and the Distributor shall be entitled to reproduce the same or parts thereof in its own publicity and other materials.

    (e) Upon termination of this Agreement for any reason, the Company shall if so required by the Distributor fulfill any orders for the Product from the Distributor outstanding at the date of termination.

5   SHIPPING, CUSTOMS, TITLE, LIMITATION, WARRANTIES

    (a) Risk of loss or damage to the Products shall pass to the Distributor upon delivery to the carrier as specified by Distributor. Company will not ship orders without Distributor's delivery and carrier instructions. Distributor shall be responsible for cost of shipping any ordered Products. Order procedures, payment procedures and payment terms shall be more particularly described in Schedule

    (b) The Company hereby excludes to the maximum extent permitted by law any liability arising in tort, contract or otherwise for:

         (i) Consequential loss or damage caused by or arising out of the use of the Products or occurring in respect of the Products;

         (ii) Loss, injury or damage due to fair wear and tear, or to negligent or improper installation, use, maintenance, storage or handling of the Products on the part of any person, firm or company other than the Company and its employees.

    (c) Under no circumstances shall either party be liable to the other for any damages in excess of the aggregate amount of purchases that have exchanged between the parties under this Agreement.

    (d) Company authorises Distributor to pass through to its customers the standard warranties as set forth in its standard license agreement attached as Schedule E. All such warranty claims shall be made promptly in writing and shall state the nature and details of the claim, the date the cause of the claim was first observed and the registration number of the Products concerned. All such warranty claims must be received by Company not later than 15 days after the expiration of the warranty period for such customer as provided to customer in Company's standard license Agreement. Company shall have no obligations to Distributor or Distributor's resellers or customers under this Clause if (1) the Products have not been properly installed, used or maintained in accordance with Company's product documentation; (2) the Products have been modified in any manner or are used or combined with other products not supplied by Company and without the prior written consent of Company; or (3) The Products have been distributed to a customer with any warranties or representations oral or written, made by Distributor beyond those expressly set forth in Company's standard license agreement (Schedule E).

    (e) THE WARRANTIES SET FORTH IN THIS CLAUSE AND IN COMPANY'S STANDARD LICENSE AGREEMENT, SCHEDULE E ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY COMPANY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF COMPANY ARISING OUT OF OR IN CONNECTION WITH THE DISTRIBUTION, USE, REPAIR OR PERFORMANCE OF THE PRODUCTS.

    (f) THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR COMPANY'S LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE OR PRODUCTS LIABILITY) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT AND ALL OTHER PERFORMANCE BY COMPANY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN COMPANY'S STANDARD LICENSE AGREEMENT, ATTACHED HERETO AS SCHEDULE E.

6   INTELLECTUAL PROPERTY RIGHTS

    (a) The Distributor shall have no right, title or interest in any patent related to the Products or any trade mark or name used in connection with the Products, or the copyright in the Products or in any drawing, specification or other document relating to the Products except as provided in Schedule B-2 and the Distributor agrees to enter into at the Company's expense such license agreements in respect of such rights and interest as the Company may reasonably request from time to time, and to cease any and all use of such rights upon termination of this Agreement whatever the cause or reason for such termination, except to the extent necessary to enable the Distributor to dispose of any stocks of Products then remaining or on order.

    (b) The Company warrants the Company has all necessary rights to enable the Company to enter into this Agreement and to grant to the Distributor the distribution and other rights contained in this Agreement.

    (c) The Company has no actual knowledge of any present claim by any third party that the Products infringe any patents, registered designs, trade marks, copyright or similar rights existing or registered in any of the countries in the Territory.

7   TERMINATION

    (a) This Agreement shall terminate upon expiry of any notice given under Clause 2.

    (b) Without prejudice to any other remedy that may be available for the breach or nonperformance of any of the obligations herein contained, either party shall be entitled immediately to terminate this Agreement forthwith without compensation by notice to the other if the other shall:

         (i) Commit a breach of any of its obligations hereunder and shall not remedy such breach (if the same is capable of remedy) within thirty
         (30) days of being required to do so by notice;

         (ii) Pass a resolution, or have an order made, for its winding-up (except for the purpose of and followed by an amalgamation or reconstruction).

8   FORCE MAJEURE

    The Company shall not be liable to the Distributor for any loss or damage which may be suffered by the Distributor as a direct or indirect result of the supply of the Products by the Company being prevented, hindered or delayed, and the Distributor shall not be liable to the Company in respect of any delay or failure by the Distributor in carrying out any of its obligations hereunder, in either case by reason of war, riot, civil disturbance, act of God, strike, lock-out, trade dispute or labour disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen, materials or transport or any other circumstances whatsoever outside the control of the party concerned.



9   MISCELLANEOUS

    (a) This Agreement is personal to the Distributor who shall not assign or transfer to any other person, form or company any of its rights or obligations hereunder.

    (b) Each of the parties hereto is an independent contractor and nothing herein contained shall be deemed to create a partnership, joint venture or the relationship of principal and agent, between the parties.

10  WAIVER

    The failure by either party to require strict performance by the other of any provision hereof shall not waive or diminish the right of that party to require strict performance of the provision thereafter nor shall any such failure waive or diminish the right of the party to require strict performance of any other provision hereof.

11  ALTERATIONS

    If any governmental or other authority (including without limitation the Commission of the European Communities)(hereinafter together called the "Authority") requires any alteration (hereinafter called the "Alteration") to be made to this Agreement or to any agreement made under this Agreement as a condition of granting approval, clearance or exemption of this Agreement or to any agreement made under this Agreement, then the parties hereto shall within one month of both parties having notice of the Alteration confer together for the purpose of making the Alteration and any other alteration, change or other action which they consider necessary (hereinafter called the "Consequential Alterations"). In the event that either party shall not agree to the Alteration or the Consequential Alterations within two months from the date on which both parties had notice of the Alteration, then either party shall be entitled to terminate this Agreement or any agreement made under this Agreement by giving not less than one month's notice to the other party.

12  ENTIRETY OF AGREEMENT

    Except as provided in this Agreement and Schedules A to G inclusive hereto embody the entire understanding between the parties with respect to the distribution of the Products in the Territory to the entire exclusion of:

    (a) Any term or conditions appearing on or referred to in the Distributor's orders or the Company's acknowledgment thereof.

    (b) Any prior understanding, agreement, representation, warranty or dealing by or between the parties in such respect.

    The parties hereby confirm that there is no agreement, expressed or implied, which is in contradiction to this Agreement. No modification or addition to this Agreement shall be binding unless made in writing and signed on behalf of each party hereto by a duly authorised representative.

13  CONFIDENTIALITY

    The Distributor shall at all times during the continuance of this Agreement and after its termination:

    (a) Use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person.

    (b) Not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

    (c)  Any Restricted Information may be disclosed by the Distributor to:

         (i) Any customers or prospective customers;

         (ii) Any governmental or other authority or regulatory body;

         (iii) Any employees of the Distributor or for any aforementioned persons;

         to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Distributor using its best endeavours to ensure that the person in question keeps the same confidentiality and does not use the same except for the purposes for which the disclosure is made.

    (d) Any Restricted Information may be used by the Distributor for any purpose, or disclosed by the Distributor to any other person, to the extent only that:

         (i) It is at the date hereof, or hereafter becomes public knowledge through no fault of the Distributor (provided that in doing so the Distributor shall not disclose any Restricted Information which is not public knowledge);

         (ii) It can be shown by the Distributor, to the reasonable satisfaction of the Company, to have been known to it prior to its being disclosed by the Company to the Distributor.

    (e) In this clause Restricted Information means any information which is disclosed to the Distributor by the Company pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such).

14  NOTICES

    (a) Any notice required or authorised to be given hereunder shall be in writing and shall be served by facsimile or first class prepaid airmail letter and shall (unless a different address is notified in writing by one party to the other by due notice under this Clause) be addressed in the case of the Company to:

         REALITY INTERACTIVE, INC.
         11200 West 78th Street, Suite 300
         Eden Prairie, MN 55344 USA
         FAX: +1 612 996 6799
         TEL: +1 612 996 6777

         marked for the attention of the Director of International Sales with a copy to the Chief Financial Officer

    And in the case of the Distributor to:

         LASERMEDIA (DEUTSCHLAND) GMBH
         Max-Planck-Strasse 39A, D-50858 Koln
         FAX: +44 1243 555 020 (in care of LaserMedia GMBH)
         TEL: +49 2234 95518-0

         marked for the attention of the Director of Sales & Marketing with a copy to the Chief Financial Officer

    (b) Any such notice shall be deemed to be served, in the case of a facsimile, at the opening of office hours of the recipient party on the next working day of the recipient party after the day of dispatch and , in the case of first class prepaid letter, five days after the date of proved posting.

15  PROPER LAW

    The construction, validity and performance of this Agreement shall be governed by and construed in all respects by the laws of the state of Minnesota and the parties hereby submit to the nonexclusive jurisdiction of the Minnesota state or federal courts.

                                      SCHEDULE A
                                    THE TERRITORY

 "Territory" shall include:

Germany, German speaking portion of Switzerland and Austria

                                     SCHEDULE B-1
                        THE PRODUCTS AND US RETAIL PRICE LIST

"Products" shall include the following:

ISO 9000 Registration Series (5 titles) and the QS 9000 Series (4 titles) and such versions localized into German


US RETAIL PRICE FOR THE AMERICAN VERSION OF THE PRODUCTS:

                             PRODUCT NAME                   US PRICE

                             ISO 9000 Series (5 CD Set)    $4,995.00

                                  Title 1   $   99.00
                                  Title 2   $1,295.00
                                  Title 3   $1,795.00
                                  Title 4   $1,795.00
                                  Title 5   $  895.00

                             QS 9000 Series (4 CD Set)     $3,595.00

                                  Title 1   $  995.00
                                  Title 2   $  995.00
                                  Title 3   $  995.00
                                  Title 4   $  995.00

All the above US Retail Prices are in US dollars.

                                     SCHEDULE B-2
                            GERMAN LOCALIZATION OF QS 9000


October 7, 1996

Mr. Philip Lingard
Operations Manager
Futuremedia
Media House, Arundel Road
Walberton, Arundel
West Sussex, BN18 0QP
UK
TEL:  44-1243-555-000
FAX: 44-1243-555-020

Re: Letter Agreement regarding German Localization of QS 9000

Dear Philip:

This letter is meant to confirm our mutual understanding concerning the development of the German version of Reality's four CD-ROM Series QS 9000 product ("QS"). Please review the letter agreement and indicate your acceptance of the letter agreement by signing the signature block at the end of the letter.

Reality Interactive ("RII") and Futuremedia PLC (FM) agree as follows:

1. LOCALIZATION RIGHTS; DISTRIBUTION RIGHTS TO BE SEPARATELY NEGOTIATED WITH LASERMEDIA.

RII hereby grants FM the right to develop a high quality German language version of QS ("German Version"). Distribution rights with respect to the German Version shall be dealt with in the International Distribution Agreement with FM'S subsidiary company, LaserMedia Gmbh to be negotiated separately.

2.  SCOPE OF LOCALIZATION.

FM agrees to perform all work to create the German Version including but not limited to translations of text, replacement of graphic elements, authoring, video production and editing and product management. RII understands that much of the work will actually be performed by subcontractors.

3.  RII TO PROVIDE REASONABLE SUPPORT TO FM.

RII agrees to provide support for FM'S localization efforts including but not limited to providing (1) all necessary source materials to enable FM to create the German Version; and (2) reasonable access to technical personnel to help FM in dealing with source code issues. Reasonable access shall mean at least one trip to the UK by a technical person from RII for a week. All expenses for this trip shall be borne by RII.

4.  MONETARY RESOURCE ALLOCATION BETWEEN RII AND FM.

The parties contemplate a combined investment of 150,000 pounds in order to develop the German Version. The attached Schedule A apportions the respective investments of the parties. The parties shall each bear one-half of the combined investment. RII shall provide its share of the investment according to Schedule A and shall front 35,000 pounds of FM's investment as also indicated in Schedule A.

FM shall repay the 35,000 pounds to RII from the initial sales of the first 11 copies of the German Version. If FM has not repaid the 35,000 pound amount in full by March 31, 1997, RII shall invoice FM for such remaining amount and FM shall pay such amount via wire transfer within 30 days of such invoice.

5. OWNERSHIP OF THE INTELLECTUAL PROPERTY RIGHTS OF THE GERMAN VERSION; DISTRIBUTION RIGHTS.
RII shall have all right, title and interest in and to the underlying American Version of the QS 9000 product subject to each party having a joint ownership interest in the German Version. The distribution rights granted to LaserMedia in the Distribution Agreement between RII and LaserMedia to be separately negotiated.

If Futuremedia agrees to the terms of this letter agreement, please sign below and fax back a copy to Randy Boyer, Director of International Sales, at +1 612-996-6789.


Sincerely,

REALITY INTERACTIVE


BY:     /S/  Wes Winnekins
    -------------------------
        Wes Winnekins, CFO


Accepted by FUTUREMEDIA PLC

/S/  Philip Lingard
-------------------
(Signature)

    Philip Lingard
    --------------
(Name Printed)

    Operations Director
    -------------------
(Title)

DATE:    20 October, 1996
         ----------------

                            German Localization.xls

SCHEDULE A

                                      Pounds   USDollars
                                      ------   ---------
                          Exchange Rate:  1 pound equals 1.54 USD

  Total Investment                   150,000 $  231,000
  External                           110,000 $  169,400
  FM                                  28,000 $   43,120
  RII                                 12,000 $   18,480

  Allocation FM  50%                  75,000 $  115,500
             RII 50%                  75,000 $  115,500

             RII Cash Contribution   110,000 $  169,400
             FM Owes RII              35,000 $   53,900

Pay out of the $169,400 as follows:

                                                      Pounds    USDollars
                                                      ------    ---------
  3rd Party Translation           Week of Oct 7       26,000    $  40,000
  3rd Party Video Production &    Week of Oct 21      60,000    $  92,400
    Graphic/Text Work
  3rd Party Graphic Changes       Week of Dec 9       20,000    $  30,800
  3rd Party Debug/Reprogram       Week of Dec 23       4,000    $   6,160
    Total                                            110,000      169,400

                                   SCHEDULE C
                            BUSINESS PLAN CONTAINING
                 DISTRIBUTOR AND ROYALTY PAYMENTS TO THE COMPANY

LaserMedia's Business Plan Outline for Reality Interactive

I. Company Information

A. Contact information (e.g. address, phone, fax, email, website)

Lasermedia GmbH, Max-Planck-Strass 39A, D-50858 Cologne, Germany
Phone: 49-2234-9-55-18-0
Fax: 49-2234-9-55-18-55
Email Address: 100436.1332@compuserve.com

1. Key contact between the company and Reality Interactive

Christiane Toffolo-Haupt: responsible for the relationship
Claus Stratmann, Christiane Toffolo-Haupt: strategic
Christiane Toffolo-Haupt: Marketing
Stefan Lemanzyk: Sales
Brigitte Frank: Administration and finance
Sabine Pergande: pre- and post-sales support

B. Company Background

1. History

1989 Founded by Claus Stratmann; GmbH in 1991
Company Launch was during launch of SPC product in February 1990
3 major projects:

$1M DM w/Volkswagen in 1991
$1.7M DM w/Deutsche Telekom in 1994
$2M DM w/Post Office in 1993
Exclusive supplier relationship w/Volkswagen for multimedia

2. Structure of Organization

One legal organization: LaserMedia (Deutschland) GmbH; focussed on packaged software distribution business. The parent company is Futuremedia PLC; functionally the business runs independently from Futuremedia. LaserMedia is also able to provide customized products, using free lancers.

Management Structure:

General Management: Claus Stratmann
Marketing Manager: Christiane Toffolo-Haupt
Finance and Account Manager: Brigitte Frank

3. # of employees: 6 fulltime and 2 contractors

4. Branches

Cologne (head office)
In Cologne, in October 1995 launched, 50/50 JOINT VENTURE TRAINING CENTER (3 PRIVATE PARTIES IN THE TRAINING BUSINESS)

II. Financial Information

A. Revenue for Last 2 years

FY 95: 6.8 M DM (big deal in December 1994)
FY 96: 3.8 M DM

B. Key Changes in Financial Strategy

FY 96 was a disappointing year. In FY 97 new products contribute to make the turnaround, such as ISO 9000 new version, crane operator, Quest + Desiger's Edge, Financial Planning Analysis.

C. Banking References

Commerzbank, Koln

D. Accounting Firm

Ernst & Young, Dusseldorf

E. Public or Private

LaserMedia GmbH is 100% owned by LaserMedia International which is 100% owned by Futuremedia PLC (the UK company).

III. Sales

A.   Staffing
1.   Head Sales Manager: Claus Stratmann
2.   Organization of Sales Team
a.   Number: 3 people actively selling
b.   How Allocated
i.   Direct Major Accounts (3)
ii.  Telesales (1)
iii. Indirect
  -Switzerland reseller,
  -open learning center channel

3. Sales Strategies (by product) QS-9000

a. Direct.

i. Target Customers: Automobile Manufacturers (current customers), automobile manufacturers (not current customers), automotive suppliers (current and non current customers), Quality Management Associations

Key customers: Ford, Volkswagon, Mercedes, Audi, BMW, Porsche, Lucas, Mannesman, Bosch, Siemans, ABB, Akzo, Boge (part of Mannesman), Johnson Controls, Dow Chemical, Dunlop, Eaton, Fichtel and Sachs (shock absorbers), TRW, Karman, Krupp, MAN, Philips, Skoda (Czech manufacturer), Unikellar (upholstery and interior)

The plan is for one-off sales of QS to get sales started immediately with the american version of QS-9000; larger sales and company licenses to be made as soon as the project is available in German.

Other modes of providing revenue:
rental sale

Hardware, after sales support

Sales Cycle
i. Made contract and established need/timescale (past customer, advertising, referral, direct mail, seminar, channel partner, telemarketing)
ii. pre-qualifying prospect (early adopter, budget, authority, urgency, management support, multimedia support, corporate vision)
iii.  sent details; give price indication
iv.   product demonstrated
v.    formal proposal submitted
vi.   budget approval confirmed
vii.  key influencers involved
viii. LaserMedia shortlisted
ix.   spend approved
x.    verbal or written confirmation is received
xi.   purchase order received
xii.  LaserMedia accepts order

Sales process is tracked as a part of the database which shows complete history included closed sales and tracking why sales did not close.

IV.  Marketing

A. Staffing
1. Marketing Manager, Christiana
2. Organization of Marketing Team

Christiana is responsible for PR, manages strategic relationships, representing the company externally at speaking engagements, success stories, writing articles, organizing exhibitions, creates and defines mail shots, product management (developing new marketing strategy for the product; product management);
Sabine Pergande is responsible for telemarketing; database management; executes the mailings

a. Leads generation (mail shots and follow ups to targeted sectors with actions)
b. Public relations (continuous press releases and articles)
c. Advertising (to be evaluated)
d. Product marketing (product literature, packaging)
e. Support for sales team
        - proposal templates, pricing
        - sales tools
        - success stories, case studies

B. Key Strategies and Goals

Database of 10,000 contacts; address, contact info and general manager; telemarketing investigates who are the key 4-6 managers for each customer (CEO, Training, Quality, etc.); "Quality" is the main focus of business, automobile suppliers.

1. Leads generation
          a. mailshot to existing customer base (quality courses)
          b. direct contact and presentation to the large automotive companies (Ford, Opel, Mercedes, Volkswagen, Audi, etc.
          (eventually presentation to the AKAB-CBT work group)
          c. mailshots to the non customers of LaserMedia in the automotive supplier industry
          d. generating further leads from fairs as Qualifikation
          (Oktober 96), Control (May 97) and eventually MTQ (November 96)

2. Public relations
          a. one initial press release for the launch of 1st modules
          b. further press releases to announce the launch of further modules
          c. case studies to leading specialized magazines for quality as QZ, Kontrolle, but also for training as Q-Magazin, etc.
          d. speaking engagements to be defined when product availability is established

3. Product Marketing
          a. Preparation (packaging, broshures, demos-CDs)
          b. Launch
             -timetable
             -event (press conference, speakers)
             -advertising
             -materials (special introductory offers)
             -press release

4. Trade Shows and Conferences

Factors that accelerate decision making cycle:
-Multimedia training now
-Multimedia hardware
-Deadline/pressure
-Good relationship (will always buy almost any products)

b.  Indirect sales

Swiss Distributor-Quality Consultant-part of the Distribution agreement is to train and sell the quality products and 12 month forecasts; one day training session; support as needed and when asked; access to leads database

                             SCHEDULE D-1
                     MONTHLY SALES FORECAST TEMPLATE


See attached spreadsheet templates for ISO 9000 and QS 9000 (These forecasts are due between the 10th and 20th of every month.)


        [Diagram of Excel-based Sales Forecasting Templates]

                             SCHEDULE D-2
                     6-MONTH ROLLING FORECAST


See attached spreadsheet templates for ISO 9000 and QS 9000 (These forecasts are due between the 10th and 20th of every month.)


             [Diagram of Excel-based Rolling Sales Forecast]

                             SCHEDULE D-3
                     QUARTERLY MARKETING REPORT

(This report is due between the 10th and 20th of December 1996, March 1997, June 1997, September 1997 and December 1997.)

KEY MARKETING EVENTS THAT HAPPENED IN PREVIOUS QUARTER:

Trade Shows:

Press Releases:

Product Launches:

Public Relations Activities:



KEY MARKETING EVENTS FOR NEXT QUARTER:

Planned Trade Shows:

Planned Press Releases:

Planned Product Launches:

Planned Public Relations Activities:



IMPORTANT FUTURE MARKETING ACTIVITIES (MORE THAN ONE QUARTER AWAY):

Planned Trade Shows:

Planned Press Releases:

Planned Product Launches:

Planned Public Relations Activities:



Distributor Requests for Reality in the Unites States related to Marketing/Marketing Support:

                             SCHEDULE E
                LASERMEDIA'S STANDARD LICENSE AGREEMENT



            [Standard License Agreement in German Language]

                                   SCHEDULE F
PURCHASE ORDER PROCEDURE, ROYALTY PAYMENTS PROCEDURE, PAYMENT TERMS,  COMPANY
                                 CONTACT DETAILS

PRODUCT ORDER PROCEDURES:

The following procedures will apply when ordering American versions of product from Reality Interactive:

1. Product is ordered once every 30 days via fax to: SALES ADMINISTRATION MANAGER, REALITY INTERACTIVE, +1 (612) 996-6799 WITH A COPY TO RANDY BOYER, DIRECTOR OF INTERNATIONAL SALES VIA EMAIL); product is supplied at cost; invoices payable by Distributor within 30 days.

During the first week of every month, Distributor shall provide monthly royalty statements against which Company will invoice LaserMedia GMBH. LaserMedia GMBH will settle the royalty payments within seven days of Company receiving payment from its customers (average payment is 35 days) but no more than 50 days from LaserMedia GMBH invoicing its customers. Distributor will pay for shipment and insurance.

2.  Reality Interactive's payment terms: wire transfers are preferred.

    Wire transfers to Reality Interactive can be made as follows:

    Bank:               First Bank, N.A.
                        Eden Prairie, MN  55344  USA
                        (612) 942-2847

    ABA #:              091000022

    Account #:          173100140149

 3. Orders for marketing materials should be in writing and faxed or emailed to Marketing Department (fax: +1 612 996 6799; email: andyk@ry.com)

REALITY INTERACTIVE CONTACT DETAILS:

Distributor should primarily communicate with Reality through the following person:

Randy Boyer, Director, International Sales (business issues)
Peter Kelley, International Product Manager (product issues)

Randy Boyer's Contact Details:
Internet: RandyB@ry.com (communication via internet is preferred means)
Phone:        +1 612 996 6789
Fax:          +1 612 996 6799

Peter Kelley's Contact Details:
Internet: peterk@ry.com
Phone:        +1 612 996 6779
Fax:          +1 612 996 6799

Reality's Corporate Website: http://www.realtools.com

                                   SCHEDULE G
DISTRIBUTOR DISCOUNT SCHEDULE FOR AMERICAN VERSION; ROYALTY RATE FOR GERMAN
                                    VERSION

The discount rate shall be (***)% for American versions of the products. The royalty rate payable to Reality for the German Version of QS 9000 shall be the greater of $(***) per unit or (***)% of the German selling price.

Royalty targets to maintain exclusivity are as follows:

1.  $USD (***) in royalties paid to Reality by June 30, 1997; and
2. $USD (***) in royalties paid to Reality by December 15, 1997 (includes $(***) from part 1 above)





    *** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

    AS WITNESSED this Agreement has been signed on behalf of each of the parties the day and year first above written.


    SIGNED for and on behalf of
    REALITY INTERACTIVE, INC.


    Signature:          /S/  WESLEY W. WINNEKINS
                        ------------------------

    Name (printed:      WESLEY W. WINNEKINS
                        -------------------

    Title:         CHIEF FINANCIAL OFFICER
                   -----------------------

    Date:          OCTOBER 9, 1996
                   ---------------


    SIGNED for and on behalf of
    FUTUREMEDIA PLC

    Signature:          /S/  PHILIP LINGARD
                        -------------------

    Name (printed:      PHILIP LINGARD
                        --------------

    Title:         OPERATIONS DIRECTOR
                   -------------------

    Date:          OCTOBER 20, 1996
                   ----------------